Exhibit 21.1

Subsidiaries of Plains Exploration & Production Company

Name of Subsidiary	Jurisdiction of Organization
Arguello Inc.	Delaware
Arroyo Grande Land Company LLC	Delaware
Brown PXP Properties, LLC	Texas
Cane River Development LLC	Delaware
Laramie Land & Cattle Company, LLC	Colorado
Latigo Gas Group, LLC	Texas
Latigo Gas Holdings, LLC	Delaware
Latigo Gas Services, LP	Texas
Latigo Investments, LLC	Delaware
Latigo Holdings (Texas), LLC	Delaware
Latigo Petroleum, Inc.	Delaware
Latigo Petroleum Texas, LP	Texas
Lompoc Land Company LLC	Delaware
Montebello Land Company LLC	Delaware
Nuevo Energy Company	Delaware
Nuevo Ghana Inc.	Delaware
Nuevo International Inc.	Delaware
Nuevo Offshore Company	Delaware
Nuevo Resources Inc.	Delaware
Pacific Interstate Offshore Company	California
Plains Acquisition Corporation	Delaware
Plains Louisiana Inc.	Delaware
Plains Resources Inc.	Delaware
Plains Resources International Inc.	Delaware
Plains Vietnam Ltd.	Cayman Islands
Pogo Alberta, ULC	Canada
Pogo Energy, Inc.	Texas
Pogo Finance, ULC	Canada
Pogo New Zealand	New Zealand
Pogo New Zealand Holdings, LLC	Delaware
Pogo Offshore Pipeline Co.	Delaware
Pogo Panhandle 2004, L.P.	Texas
Pogo Partners Inc.	Texas
Pogo Producing Company LLC	Delaware
Pogo Producing (San Juan) Company	Texas
Pogo Producing (Texas Panhandle) Company	Texas
Pogo Services and Technology Company	Delaware
Pogo Vietnam Ltd.	Cayman Islands
PXP Aircraft LLC	Delaware
PXP Brush Creek LLC	Delaware
PXP CV Pipeline LLC	Delaware
PXP Deepwater L.L.C.	Delaware
PXP East Plateau LLC	Delaware
PXP Gulf Coast Inc.	Delaware
PXP Hell’s Gulch LLC	Delaware
PXP Louisiana L.L.C.	Delaware
PXP Permian Inc.	Delaware
PXP Piceance LLC	Delaware
PXP Texas Inc.	Delaware
PXP Texas Limited Partnership	Texas